UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2013

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Southwest Gas Corporation (“the Company”) was held on May 9, 2013.  Holders of approximately 39,887,309 shares of common stock were represented in person or by proxy.  Matters voted upon and the final results of the voting were as follows:

Proposal 1.  The vote on the election of twelve (12) directors to serve a one-year term until the next Annual Meeting (or until their successors are qualified and elected) was as follows:

Name	For	Withheld	Broker Non-votes
Robert L. Boughner	35,996,948	195,305	3,695,057
José A. Cárdenas	35,967,868	224,384	3,695,057
Thomas E. Chestnut	35,997,338	194,915	3,695,057
Stephen C. Comer	35,997,263	194,990	3,695,057
LeRoy C. Hanneman, Jr.	35,977,192	215,061	3,695,057
Michael O. Maffie	35,816,753	375,499	3,695,057
Anne L. Mariucci	35,964,843	227,410	3,695,057
Michael J. Melarkey	35,984,529	207,723	3,695,057
Jeffrey W. Shaw	35,996,653	195,600	3,695,057
A. Randall Thoman	35,980,878	211,375	3,695,057
Thomas A. Thomas	36,002,886	189,366	3,695,057
Terrence L. Wright	35,832,743	359,510	3,695,057

Proposal 2.  The vote to approve, on an advisory basis, the Company’s executive compensation was as follows:
For	Against	Abstain	Broker Non-votes
31,918,654	800,307	3,455,287	3,695,057

Proposal 3.  The vote on the proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2013 was as follows:
For	Against	Abstain
39,307,126	378,522	201,661

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 14, 2013
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer